As filed with the Securities and Exchange Commission on March 3, 2020

Registration No. 333-215486

Registration No. 333-230839

UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-215486

FORM S-3 REGISTRATION STATEMENT NO. 333-230839
UNDER
THE SECURITIES ACT OF 1933

EP ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-3472728 (I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002
(713) 997-1000
(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Jace Locke
Vice President, General Counsel and Corporate Secretary
EP Energy Corporation
1001 Louisiana Street
Houston, Texas 77002
(713) 997-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-3 (collectively, the “Prior Registration Statements”) of EP Energy Corporation, a Delaware corporation (the “Company”), is being filed to terminate all offerings under the Prior Registration Statements and to deregister any and all securities that remain unsold under the Prior Registration Statements:

1.              Registration Statement on Form S-3, File No. 333-215486, filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2017, registering 43,786,694 shares of the Company’s Class A Common Stock, $0.01 par value; and

2.              Registration Statement on Form S-3, File No. 333-230839, filed with the SEC on April 12, 2019, registering 52,782,599 shares of the Company’s Class A Common Stock, $0.01 par value.

As previously disclosed, on October 3, 2019, the Company and certain of its direct and indirect subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas seeking relief under chapter 11 of title 11 of the United States Code.

The Company is terminating all offerings of its securities pursuant to the Prior Registration Statements. In accordance with the undertakings made by the Company in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof. Each Prior Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of each Prior Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 3, 2020.

EP ENERGY CORPORATION

By:	/s/ Jace D. Locke
Jace D. Locke Vice President, General Counsel and Corporate Secretary

Note: No other person is required to sign this post-effective amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.

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